Registration Number 333-
As filed with the Securities and Exchange Commission on April 29, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1777397 (I.R.S. employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota (Address of principal executive offices)	55901 (Zip code)
HMN FINANCIAL, INC. 2009 EQUITY INCENTIVE PLAN
(Full title of the plan)
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer
1016 Civic Center Drive Northwest
PO Box 6057
Rochester, Minnesota 55901
(Name and address of agent for service)
(507) 535-1200
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to	offering price per	aggregate offering	registration
to be registered	be registered(1)(2)	share(3)	price(3)	fee(3)
Common Stock	350,000 shares	$4.30	$1,505,000	$84.00

[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock, par value $.01 (“Common Stock”) of HMN Financial, Inc. (the “Company”) that become issuable under the HMN Financial, Inc. 2009 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Common Stock.

[2]	As described in the Explanatory Note in this Registration Statement, the number of shares of Common Stock registered hereby consists of (a) 350,000 shares being registered for the first time, plus (b) an undetermined number of shares (the “Carryover Shares”) that were previously registered by the Company under the HMN Financial, Inc. 2001 Omnibus Stock Plan (the “Prior Plan”) on Form S-8, filed with the Securities and Exchange Commission on June 29, 2001 (Registration Statement 333-64232).

[3]	Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices reported on the NASDAQ Global Market on April 22, 2009, pursuant to Rule 457(c) and (h)(1). The Company is paying registration fees solely with respect to the 350,000 shares being newly registered hereby. The registration fee with respect to the Carryover Shares was paid upon filing of the Registration Statement on Form S-8 as described in footnote 2 above. Therefore, no further registration fee is required.

EXPLANATORY NOTE
     The Company’s stockholders approved the Plan on April 28, 2009. The Company’s authority to grant new awards under the Prior Plan terminated upon stockholder approval of the Plan. The Plan provides for the issuance of 350,000 shares of Common Stock not previously covered by a Registration Statement on Form S-8 (the “New Shares”) and the issuance of shares of Common Stock in an amount equal to the number of shares represented by any stock option or restricted stock award that is forfeited or terminates without vesting, or any stock option that terminates, expires or lapses without being exercised, under the Prior Plan; provided, however, that shares of Common Stock tendered or withheld to pay the exercise price of a stock option or to pay tax withholding on an award under the Prior Plan will not be added back to the Shares available under the Plan.
     The purpose of this Registration Statement is to register the New Shares and to carry forward to this Registration Statement the Carryover Shares. The Carryover Shares were previously registered under the Prior Plan on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 29, 2001 (Registration Statement 333-64232). The registration fee for the registration of the Carryover Shares was paid in connection with the filing of the foregoing Form S-8. A post-effective amendment to the foregoing Form S-8 is being filed to remove from registration the Carryover Shares.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The Company hereby incorporates by reference in this Registration Statement the following documents:
     (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) since December 31, 2008.
     (c) The description of the Company’s common stock contained in the Registration Statement on Form 8-A as filed on May 12, 1994, SEC File No. 0-24100, including any amendments or reports filed for the purpose of updating the description, including the Current Report on Form 8-K filed by the Company on April 29, 2009.
     In addition, all other reports and documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement (except for portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K), and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.
     Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Article ELEVENTH of our certificate of incorporation, as amended, provides for indemnification of our directors and officers against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys’ fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys’ fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys’ fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate (iii) with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).
     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the corporation’s directors who are not parties to such proceeding even though less than a quorum; or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or (iii) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.
     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.
     Under a directors’ and officers’ liability insurance policy, our directors and officers are insured against certain liabilities, excluding certain liabilities under the Securities Act.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits
The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of HMN Financial, Inc. (incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 1998 (File No. 0-24100)).

4.2	Amended and Restated Bylaws of HMN Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q/A filed with the Commission on December 19, 2008 (File No. 0-24100)).

Exhibit No.	Description

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1 dated April 1, 1994 (File No. 33-77212)).

4.4	HMN Financial, Inc. 2009 Equity Incentive Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders, filed on March 20, 2009).

5.1	Opinion of Faegre & Benson LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page).

Item 9. Undertakings.
A.	Post-Effective Amendments.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.	Subsequent Documents Incorporated by Reference.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Claims for Indemnification.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of Minnesota, on April 29, 2009.

HMN FINANCIAL, INC.
By:	/s/ Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each such person whose signature appears below, hereby makes, constitutes and appoints Jon Eberle or his respective true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments, including post-effective amendments, to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date
/s/ Bradley C. Krehbiel	President, Home Federal Savings Bank	April 29, 2009
Bradley C. Krehbiel	(principal executive officer)

/s/ Jon Eberle	Senior Vice President, Chief Financial Officer	April 29, 2009
Jon Eberle	and Treasurer (principal accounting officer and principal financial officer)

/s/ Timothy R. Geisler	Chairman of the Board	April 29, 2009
Timothy R. Geisler

/s/ Hugh C. Smith	Director	April 29, 2009
Hugh C. Smith

/s/ Allan R. DeBoer	Director	April 29, 2009
Allan R. DeBoer

/s/ Mahlon C. Schneider	Director	April 29, 2009
Mahlon C. Schneider

/s/ Susan K. Kolling	Director	April 29, 2009
Susan K. Kolling

/s/ Michael J. Fogarty	Director	April 29, 2009
Michael J. Fogarty

/s/ Malcom W. McDonald	Director	April 29, 2009
Malcom W. McDonald

/s/ Karen L. Himle	Director	April 29, 2009
Karen L. Himle

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of HMN Financial, Inc. (incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 1998 (File No. 0-24100)).

4.2	Amended and Restated Bylaws of HMN Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q/A filed with the Commission on December 19, 2008 (File No. 0-24100)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-1 dated April 1, 1994 (File No. 33-77212)).

4.4	HMN Financial, Inc. 2009 Equity Incentive Plan (incorporated by reference to Exhibit A to the Company’s proxy statement for its 2009 Annual Meeting of Stockholders, filed on March 20, 2009).

5.1	Opinion of Faegre & Benson LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page).